                                                                    EXHIBIT 10.1

                                                                  EXECUTION FORM

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          CEA ACQUISITION CORPORATION,

                           ETRIALS ACQUISITION, INC.,

                             ETRIALS WORLDWIDE, INC.

                                       AND

                             CERTAIN STOCKHOLDERS OF
                             ETRIALS WORLDWIDE, INC.

                           DATED AS OF AUGUST 22, 2005

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of August 22,
2005, by and among CEA Acquisition Corporation, a Delaware corporation
("Parent"), etrials Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), etrials Worldwide, Inc., a Delaware corporation ("Company"), and each of the persons listed under the caption
"Stockholders" on the signature page hereof, such persons being stockholders of the Company (each a "Stockholder" and, collectively, the "Stockholders").
Notwithstanding anything in this Agreement to the contrary, the Stockholders are executing this Agreement solely with respect to the provisions set forth in
Sections 1.16, 5.12, 5.13, 5.14 and 5.15, below, and not for any other purpose.

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and Company intend to enter into a business combination transaction by means of a merger between Merger Sub and the
Company in which the Company will merge with Merger Sub and be the surviving entity and a wholly owned subsidiary of Parent, through an exchange of all the issued and outstanding shares of capital stock of the Company for shares of common stock and warrants of Parent.

     B. The Boards of Directors of each of the Company, Parent and Merger Sub have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of
1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into
Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the
Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL a Certificate of Merger (the "Certificate of Merger")
(the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The term
"Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules hereto (including the
Company Schedule and the Parent Schedule, as defined in the preambles to
Articles II and III hereof, respectively). Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Merger (the "Closing")
shall take place at the offices of Graubard Miller, 405 Lexington Avenue, New
York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").
Closing signatures may be transmitted by facsimile. The parties agree to use reasonable, good faith efforts to cause the Closing to occur no later than
December 1, 2005.

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the
DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Certificate of Incorporation of
     the Merger Sub shall be the Certificate of Incorporation of the Surviving
     Corporation until thereafter amended as provided by law and such
     Certificate of Incorporation of the Surviving Corporation.

               (b) The Bylaws of the Merger Sub shall be the Bylaws of the
     Surviving Corporation.

     1.5 [Intentionally Omitted.]

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this
Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

               (a) Conversion of Company Common Stock.

               (i) In addition to the conversion rights set forth in Section
         1.6(a)(iv), below, the shares of Company common stock, par value
         $0.0001 (the "Company Common Stock"), purchased upon the exercise of those certain warrants issued to

         E-ZAD Partnership Limited and listed on Schedule 1.6(a)(i) attached hereto, shall automatically be converted in the aggregate into (x) the right to receive on the Closing Date that number of shares of common stock, par value $0.0001 per share, of Parent (the "Parent Common
         Stock") having a fair market value equal to $307,533, and (y) the right to receive on the Closing Date that number of warrants to purchase shares of Parent Common Stock (the "Merger Warrants") having a fair market value equal to $30,452. For purposes of Sections 1.6(a)(i),
         1.6(a)(ii) and 1.6(a)(iii), the fair market value of the Parent Common
         Stock and the Merger Warrants shall mean the average reported last sale price of the Parent Common Stock and the Merger Warrants for the ten
         trading days ending on the third trading day prior to the Closing Date.

               (ii) In addition to the conversion rights set forth in Section
         1.6(a)(iv), below, the shares of Company Common Stock purchased upon the exercise of those certain warrants issued to Newlight Associates
         II, LP, Newlight Associates II (BVI), LP, and Newlight Associates II-E,
         LP and listed on Schedule 1.6(a)(ii) attached hereto shall automatically be converted in the aggregate into (x) the right to receive on the Closing Date that number of shares of Parent Common
         Stock having a fair market value equal to $615,066, and (y) the right to receive on the Closing Date that number of Merger Warrants having a fair market value equal to $60,905. Such Parent Common Stock and Merger
         Warrants shall be allocated, to the nearest whole share and nearest whole warrant, 66.14% to Newlight Associates II, LP, 23.22% to Newlight
         Associates II (BVI), LP, and 10.64% to Newlight Associates II-E, LP.

               (iii) In addition to the conversion rights set forth in Section
         1.6(a)(iv), below, the shares of Company Common Stock purchased upon the exercise of those certain warrants issued to Fred F. Nazem and listed on Schedule 1.6(a)(iii) attached hereto shall automatically be converted in the aggregate into (x) the right to receive on the Closing
         Date that number of shares of Parent Common Stock having a fair market value equal to $14,598, and (y) the right to receive on the Closing
         Date that number of Merger Warrants having a fair market value equal to
         $1,446.

               (iv) Other than any shares to be canceled pursuant to Section
         1.6(c), each share of Company Common Stock, Series A Preferred Stock, par value $0.0001 per share ("Series A Stock"), and Series B Preferred
         Stock, par value $0.0001 per share ("Series B Stock;" and, together with the Series A Stock, "Company Preferred Stock") of the Company
         issued and outstanding immediately prior to the Effective Time, other than those subject to appraisal rights in accordance with Section 1.12, will be automatically converted (subject to Section 1.6(f)) into the right to receive on the Closing Date (x) that number of shares of
         Parent Common Stock determined by dividing the Aggregate Parent Common
         Stock Number by the Outstanding Company Stock Number, and (y) that number of Merger Warrants determined by dividing the Aggregate Merger
         Warrants Number by the Outstanding Company Stock Number. The term
         "Aggregate

         Parent Common Stock Number" shall mean the number determined pursuant to the following formula: 7,400,000 plus (y) the number of shares of
         Parent Common Stock issuable pursuant to the provisions of Section
         1.6(b) less (z) the number of shares of Parent Common Stock issuable pursuant to the terms of Sections 1.6(a)(i), 1.6(a)(ii) and
         1.6(a)(iii). The term "Outstanding Company Stock Number" shall mean the number of shares of Company Common Stock plus the number of shares of
         Company Preferred Stock, in each case as outstanding on the Closing
         Date, after giving effect to all stock option and warrant exercises contemplated hereby and including any shares subject to appraisal rights in accordance with Section 1.12. The term "Aggregate Merger
         Warrants Number" shall mean 4,250,000 less the number of Merger
         Warrants issuable pursuant to the terms of Sections 1.6(a)(i),
         1.6(a)(ii) and 1.6(a)(iii). If such share is represented by a certificate, certificates representing the shares of Parent Common
         Stock and Merger Warrants into which it is so converted shall be issued to the holder thereof upon surrender of the certificate representing such share in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit
         (and indemnity, if required) in the manner provided in Section 1.9).
         Shares of Company Common Stock or Company Preferred Stock not
         represented by a certificate shall be exchanged in the manner referred to in Section 1.7(d). Subject to the last sentence of Section 1.7(f) in the case of voting trust agreements, if any shares of Company Common
         Stock or Company Preferred Stock outstanding immediately prior to the
         Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company (which shares are described in Schedule 1.6(a)(iv) as to the amounts and holders thereof), then the shares of Parent Common Stock and Merger Warrants issued in exchange for such shares of Company Common Stock or Company
         Preferred Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock and Merger Warrants may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the
         Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. The Merger Warrants shall be identical in form to the warrants issued by Parent pursuant to its Prospectus dated
         February 12, 2004. In addition to the rights given the holders of
         Merger Warrants by the terms thereof, the holders of the Merger
         Warrants shall also have the right, in the event of the redemption thereof, to pay the exercise price by surrendering the Merger Warrant for that number of shares of Parent Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Parent
         Common Stock underlying the Merger Warrant, multiplied by the difference between the exercise price and the "Fair Market Value" by
         (y) the Fair Market Value (the "Cashless Exercise Right").
         Notwithstanding the previous sentence, a transferee of an original holder of the Merger Warrants shall not be entitled to the Cashless
         Exercise Right unless he, she or it is a Person who would be a permitted transferee pursuant to the form of restriction letter referred to in

         Section 5.2 and the certificates representing the Merger Warrants shall bear a legend to such effect. For purposes of this Section 1.6(a)(iv),
         "Fair Market Value" shall mean the average reported last sale price of the Parent Common Stock for the ten trading days ending on the tenth trading day prior to the redemption date set forth in any notice of redemption sent to the holders of the Merger Warrants pursuant to the provisions of the Warrant Agreement between Parent and Continental
         Stock Transfer and Trust Company dated as of February 12, 2004.

               (b) Additional Shares of Parent Common Stock. If, between the date hereof and the Closing, holders of warrants and stock options of the Company outstanding as of the date of this Agreement exercise their warrants or options by payment of the cash exercise price thereof and receive shares of Company Common Stock upon such exercise, the
         Aggregate Parent Common Stock Number shall be increased by the number of shares equal to (i) the aggregate amount of cash received by the
         Company as a result of such exercises divided by (ii) $5.80, as reflected by clause (y) of the definition thereof.

               (c) Cancellation of Treasury and Parent-Owned Stock. Each share of Company Common Stock and Company Preferred Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the
         Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

               (d) Capital Stock of Merger Sub. Each share of Common Stock, without par value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of common stock of the
         Surviving Corporation.

               (e) Adjustments to Exchange Ratios. The numbers of shares of
         Parent Common Stock and Merger Warrants that the holders of the Company
         Common Stock and Company Preferred Stock are entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock or Company
         Preferred Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common
         Stock or Company Preferred Stock occurring on or after the date hereof and prior to the Effective Time.

               (f) Fractional Shares and Warrants. No fraction of a share of
         Parent Common Stock or Merger Warrant will be issued by virtue of the
         Merger, and

         each holder of shares of Company Common Stock or Company Preferred
         Stock who would otherwise be entitled to a fraction of a share of
         Parent Common Stock or Merger Warrant (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon compliance with Section 1.7 receive from Parent one
         (1) share of Parent Common Stock or one (1) Merger Warrant, as the case may be.

     1.7 Surrender of Certificates; Uncertificated Shares.

               (a) Exchange Agent. Continental Stock Transfer and Trust Company
         shall be designated by the parties hereto to act as the exchange agent
         (the "Exchange Agent") in the Merger.

               (b) Parent to Provide Common Stock and Warrants. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent Common
         Stock and Merger Warrants issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and Company Preferred
         Stock and any dividends or distributions to which holders of shares of
         Company Common Stock and Company Preferred Stock may be entitled pursuant to Section 1.7(e).

               (c) Exchange Procedures. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record (as of the
         Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and Company Preferred Stock whose shares were converted into the right to receive shares of Parent Common Stock and Merger Warrants pursuant to Section 1.6: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of
         Parent Common Stock and Merger Warrants and any dividends or other distributions pursuant to Section 1.7(e). Upon surrender of
         Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such
         Certificates shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Common Stock and Merger Warrants into which their shares of Company Common Stock and
         Company Preferred Stock were converted at the Effective Time, less the shares of Parent Common Stock representing the Holdback referred to in
         Section 1.14, and any dividends or distributions payable pursuant to
         Section 1.7(e), and the Certificates so surrendered shall

         forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable number of shares of Parent Common Stock issuable pursuant to Section 1.6(a).

               (d) Uncertificated Shares. Not later than one (1) business day after the Effective Time, the Company shall provide to Parent, with a copy to the Exchange Agent, a list, certified as being true and complete by the Company's Chief Financial Officer, of all holders of
         Company Common Stock and Company Preferred Stock whose shares thereof are not represented by certificates who are entitled to receive Parent
         Common Stock and Merger Warrants in exchange therefor as a result of the Merger, which list shall state the name, address and tax identification number of each such holder, the number of shares of
         Company Common Stock and Company Preferred Stock held by such holder that are uncertificated and the numbers of shares of Parent Common
         Stock and Merger Warrants such holder is entitled to receive with respect to such uncertificated shares. Parent shall thereupon issue to the Exchange Agent, in its capacity as stock transfer agent of the
         Company, an authorization to issue and deliver to the holders of such uncertificated shares of Company Common Stock and Company Preferred
         Stock the numbers of shares of Parent Common Stock and Merger Warrants that they are entitled to receive in exchange therefor as a result of the Merger and the Exchange Agent shall so issue and deliver certificates representing such shares of Parent Common Stock and Merger
         Warrants to such holders as if such holders had delivered Certificates representing such shares of Company Common Stock or Company Preferred
         Stock to the Exchange Agent pursuant to Section 1.7(c).

               (e) Distributions With Respect to Unexchanged Shares. No
         dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common
         Stock to be issued upon surrender thereof until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates with a properly completed letter of transmittal, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing shares of Parent Common Stock and Merger
         Warrants issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective
         Time theretofore paid with respect to such shares of Parent Common
         Stock.

               (f) Transfers of Ownership. If certificates representing shares of Parent Common Stock and Merger Warrants are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer

         and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent
         Common Stock and Merger Warrants in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable. Notwithstanding the foregoing, all shares of Parent Common Stock and Merger Warrants issuable upon conversion of shares of Company Common Stock presently issued in the name of a voting trustee shall instead be issued in the name of the beneficial owner of such shares of Company Common Stock if, prior to the Closing Date, the voting trust is terminated or the voting trust agreement is amended to allow such issuance.

               (g) Required Withholding. Each of the Exchange Agent, Parent and
         the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this
         Agreement to any holder or former holder of Company Common Stock and
         Company Preferred Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

               (h) Termination of Exchange Agent Obligations. Parent Common
         Stock and Merger Warrants held by the Exchange Agent that have not been delivered to holders of Certificates within six months after the
         Effective Time shall promptly be paid or delivered, as appropriate, to
         Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and Merger Warrants and any dividends or distributions pursuant to Section 1.7(e) with respect to Parent Common
         Stock to which they are entitled.

               (i) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving
         Corporation, the Company nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Merger Warrants, Company
         Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Stock. All shares of Parent
Common Stock and Merger Warrants issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock, and there shall be no further registration of transfers on

the records of the Surviving Corporation of shares of Company Common Stock and
Company Preferred Stock that were outstanding immediately prior to the Effective
Time. If, after the Effective Time, Certificates are presented to the Surviving
Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event that any
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock and Merger Warrants which the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificates were converted into and any dividends or distributions payable pursuant to Section 1.7(e); provided, however, that, as a condition precedent to the issuance of such certificates representing shares of Parent
Common Stock and Merger Warrants and other distributions, the owner of such lost, stolen or destroyed Certificates shall indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent
with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.
The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax
Regulations.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the
Company and Merger Sub will take all such lawful and necessary action.

     1.12 Shares Subject to Appraisal Rights.

               (a) Notwithstanding Section 1.6 hereof, Dissenting Shares shall not be converted into a right to receive Parent Common Stock and Merger
         Warrants. The holders thereof shall be entitled only to such rights as are granted by the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the
         DGCL, provided, however, that (i) if any stockholder of the Company who asserts appraisal rights in connection with the Merger (a "Dissenter")
         shall have failed to establish his entitlement to appraisal rights as provided in the DGCL, or (ii) if any such Dissenter shall have effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under the DCGL, the shares of Company Common Stock and Company
         Preferred Stock held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive
         Parent Common Stock and Merger Warrants as provided in Section 1.6. The
         Company shall give Parent prompt notice of any demands for payment received

         by the Company from a person asserting appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

               (b) As used herein, "Dissenting Shares" means any shares of
         Company Common Stock and Company Preferred Stock held by stockholders of the Company who are entitled to appraisal rights under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with the DGCL.

     1.13 Employee Options.

               (a) Subject to the further provisions of this Section 1.13, at the Effective Time, Parent shall substitute equivalent options to purchase Parent Common Stock for all options outstanding under the
         Company's stock option plan for its employees, consultants and advisors at the Effective Time (the "Employee Options"). Each agreement representing the grant of Employee Options is referred to herein as an
         "Employee Option Agreement." Subject to the foregoing, immediately after the Effective Time, each such Employee Option Agreement shall be deemed to constitute an option to acquire that number of shares of
         Parent Common Stock having an aggregate fair market value on the
         Closing Date equal to (i) the aggregate fair market value of the shares of Parent Common Stock and Merger Warrants issuable to a holder of one share of Company Common Stock upon the Closing, multiplied by (ii) the number of shares of Company Common Stock underlying the Option
         Agreement. The fair market value of the Parent Common Stock and Merger
         Warrants shall be determined based upon the average of the closing prices of the Parent Common Stock and the Merger Warrants on the ten
         trading days ending three days prior to the Closing Date. The exercise price for each share of Parent Common Stock pursuant to the option agreement substituted for each such Employee Option Agreement shall be equal to the aggregate exercise price of such Employee Option Agreement at the Effective Time divided by the number of shares of Parent Common
         Stock for which it is exercisable after the substitution, rounded up to the nearest whole cent. The terms of the substituted options otherwise shall be substantially in the form of Parent's standard form of option agreement with such changes thereto as are reasonably requested by the
         Company. Without limiting the foregoing, for the purposes of determining vesting of the substituted options and otherwise, employees of the Company will be credited for the same period of employment for which they are credited under the Company's stock option plan..

               (b) It is the intent of the parties hereto that the Employee
         Options assumed by Parent following the Closing pursuant to this
         Section 1.13

                                       10

         shall, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent any such Employee Options qualified as incentive stock options immediately prior to the Effective Time and all interpretations pursuant to this
         Section 1.13 shall be consistent with such intent.

               (c) As soon as practicable after the Effective Time, and in any event within ninety (90) days thereafter, Parent shall file a
         Registration Statement on Form S-8 (or any successor form) under the
         Securities Act of 1933, as amended ("Securities Act"), with respect to all shares of Parent Common Stock issuable pursuant to options substituted in place of Employee Options, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration
         Statement for so long as such substituted options remain outstanding.

     1.14 Holdback. As the sole remedy for the indemnity obligations set forth in Article VII, Parent shall hold back, from the shares of Parent Common Stock to be issued as a result of the Merger, for a period of eighteen (18) months after the Closing Date ("Holdback Period"), ten percent (10%) of the shares of
Parent Common Stock (the "Holdback"), which shall be allocated among the Persons entitled to receive them in the same proportions as the shares of Parent Common
Stock are allocated among them, all in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Parent, the
Company Stockholder Representative (the "Representative") (who shall be James W.
Clark until a successor is appointed pursuant to Section 1.18(b)) and
Continental Stock Transfer and Trust Company, as Escrow Agent, in the form annexed hereto as Exhibit A (the "Escrow Agreement"). Subject to Article VII, on
the first business day following the conclusion of the Holdback Period, the
Escrow Agent shall deliver the Holdback, less any amounts applied in satisfaction of a claim for indemnification and any amounts then in dispute related to the indemnification obligations set forth in Article VII to each such
Person in the same proportions as initially withheld. Any withheld Holdback, to the extent not applied in satisfaction of a claim for indemnification, will be remitted to such Persons promptly upon resolution of the dispute or claim.

     1.15 Rule 145. All shares of Parent Common Stock issued pursuant to this
Agreement to "affiliates" of the Company listed on Schedule 1.15 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities
Act and all certificates representing such shares shall bear an appropriate restrictive legend.

     1.16 Stockholder Matters.

               (a) By his, her or its execution of this Agreement, each
         Stockholder, in his, her or its capacity as a stockholder of the
         Company, hereby approves and adopts this Agreement and authorizes the
         Company, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the written consent of each Stockholder for purposes of Section 228 of the DGCL.

                                       11

               (b) Each Stockholder, for itself only, represents and warrants as follows: (i) all Parent Common Stock and Merger Warrants to be acquired by such Stockholder pursuant to this Agreement will be acquired for his, her or its account and not with a view towards distribution thereof other than, with respect to Stockholders that are entities, transfers to its stockholders, partners or members; (ii) it understands that he, she or it must bear the economic risk of the investment in the
         Parent Common Stock and Merger Warrants, which cannot be sold by he, she or it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parents'
         behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and
         (iv) he, she or it has had access to the Parent SEC Reports filed prior to the date of this Agreement. Each Stockholder acknowledges, as to himself, herself or itself only, that (v) he, she or it is either (A)
         an "accredited investor" as such term is defined in Rule 501(a)
         promulgated under the Securities Act or (B) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in
         Parent; and (vi) he, she or it understands that the certificates representing the Parent Common Stock and Merger Warrants to be received by he, she or it may bear legends to the effect that the Parent Common
         Stock and Merger Warrants may not be transferred except upon compliance with (C) the registration requirements of the Securities Act (or an exemption therefrom) and (D) the provisions of this Agreement. Each
         Stockholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of this Section 1.16(b).

               (c) By executing this Agreement, each Stockholder agrees that he, she or it shall exercise any outstanding warrants to purchase shares of the capital stock of the Company that are held by it prior to the
         Closing Date, and further agrees that any warrants not so exercised shall expire and be of no further force and effect from and after the
         Closing. Such exercise may be on a cashless basis, at the election of the Stockholder, if provided by the terms of the warrant held by the
         Stockholder. Such exercise may also be made contingent upon the occurrence of the Closing.

               (d) Each Stockholder, for himself, herself or itself, represents and warrants that the execution and delivery of this Agreement by such
         Stockholder does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i)
         for applicable requirements, if any, of the Securities Act, the
         Securities Exchange Act of 1934, as amended ("Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section
         9.2(b)) on such

                                       12

         Stockholder or the Company or, after the Closing, the Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

               (e) Each Stockholder, by his, her or its execution of this
         Agreement agrees that the Amended and Restated Investor Rights
         Agreement dated June 18, 2004 by and among the Company and certain of its stockholders, including such Stockholder, shall be terminated effective upon the Closing.

     1.17 Notice to Other Stockholders of Company. As promptly as practicable after the execution of this Agreement, the Company, after consultation with
Parent, shall give the stockholders of the Company, other than the Stockholders, notice of the written consent of the Stockholders pursuant to Section 1.16(a), in accordance with the provisions of Section 228 of the DGCL.

     1.18 Committee and Representative for Purposes of Escrow Agreement.

               (a) CEA Committee. Prior to the Closing, the Board of Directors
         of Parent shall appoint a committee consisting of one or more of its then members to act on behalf of CEA to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Parent's right to indemnification pursuant to Article VII hereof. In the event of a vacancy in such committee, the Board of Directors of Parent shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or some other Person who would qualify as an
         "independent" director of Parent and who has not had any relationship with the Company prior to the Closing. Such committee is intended to be the "Committee" referred to in Article VII hereof and the Escrow
         Agreement.

               (b) Representative. The parties hereto hereby designate James W.
         Clark to represent the interests of the Persons entitled to receive
         Parent Common Stock and Merger Warrants as a result of the Merger for purposes of the Escrow Agreement. If such Person ceases to serve in such capacity, for any reason, such Person shall designate his or her successor. Failing such designation within 10 business days after the
         Representative has ceased to serve, those members of the Board of
         Directors of Parent who were directors of the Company prior to the
         Closing shall appoint as successor a Person who was a former stockholder of the Company. Such Person or successor is intended to be the "Representative" referred to in Section 1.14 and Article VII hereof and the Escrow Agreement.

     1.19 Outstanding Warrants. Each warrant of the Company to purchase shares of Company Common Stock that is held by a Person other than a Stockholder and remains outstanding and unexercised on the Closing Date shall be automatically converted, without further action on the part of the Company or the holders thereof, into a warrant of Parent to purchase that number of shares of Parent
Common Stock having an aggregate fair market value on the Closing Date equal to
(i) the aggregate fair market value of the shares of Parent Common Stock and
Merger Warrants issuable to a holder of one share of Company Common Stock upon

                                       13

the Closing, multiplied by (ii) the number of shares of Company Common Stock underlying the warrant. The fair market value of the Parent Common Stock and
Merger Warrants shall be determined based upon the average of the closing prices of the Parent Common Stock and the Merger Warrants on the ten trading days ending three days prior to the Closing Date. The exercise price for each share of Parent Common Stock pursuant to the warrant of Parent substituted for each such warrant of the Company shall be equal to the aggregate exercise price of such warrant at the Effective Time divided by the number of shares of Parent
Common Stock for which it is exercisable after the substitution, rounded up to the nearest whole cent.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Subject to the exceptions set forth in Schedule 2 attached hereto (the
"Company Schedule"), the Company (and not the Stockholders) hereby represents and warrants to, and covenants with, Parent and Merger Sub, as follows:

     2.1 Organization and Qualification.

               (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The
         Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
         Effect on the Company. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter
         Documents") of the Company, as amended and currently in effect, have been heretofore delivered to Parent or Parent's counsel. The Company is not in violation of any of the provisions of the Company's Charter
         Documents.

               (b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material

                                       14

         Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

               (c) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records") since the time of the
         Company's organization. Copies of such Corporate Records of the Company have been heretofore delivered to Parent or Parent's counsel.

               (d) The stock transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the
         Company since the time of the Company's organization. Copies of such records of the Company have been heretofore delivered to Parent or
         Parent's counsel.

     2.2 Subsidiaries. The Company has no subsidiaries other than etrials
Worldwide Limited, a corporation of England and Wales (the "UK Subsidiary"). As used in this Article II and elsewhere in this Agreement, the term "Company"
includes the UK Subsidiary unless the context clearly indicates otherwise. The
Company owns all of the outstanding equity securities of the UK Subsidiary, free and clear of all liens and encumbrances. Except for the UK Subsidiary, the
Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

     2.3 Capitalization.

               (a) The authorized capital stock of the Company consists of
         60,000,000 shares of capital stock, of which 40,000,000 shares are
         Company Common Stock and 20,000,000 shares are preferred stock, of which 15,000,000 shares have been designated as Series A Stock and
         3,500,000 shares have been designated as Series B Stock, of which
         13,504,461 shares of Company Common Stock, 11,217,861 shares of Series
         A Stock and 1,050,087 shares of Series B Stock are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable. The number of shares of Company
         Common Stock, Series A Stock and Series B Stock outstanding as of the
         Closing Date shall be as reflected on the Company Schedule as of such
         Closing Date. Except as set forth on Schedule 2.3(a) hereto as of the date of this Agreement and as it may be revised as of the Closing Date in accordance with the terms of this Agreement, (i) no shares of
         Company Common Stock or

                                       15

         Company Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to employees of Company or other parties ("Company Stock Options"), and
         (ii) no shares of Company Common Stock or Company Preferred Stock are
         reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock or Company Preferred Stock ("Company
         Warrants"). All shares of Company Common Stock and Company Preferred
         Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Schedule 2.3 hereto, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock
         Option as a result of the Merger. All outstanding shares of Company
         Common Stock and Company Preferred Stock and all outstanding Company
         Stock Options and Company Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19). The Company has heretofore delivered to Parent or
         Parent's counsel an accurate copy of substantially the forms of documents used for the issuance of Company Stock Options and a true and complete list of the holders thereof, including their names and the numbers of shares of Company Common Stock underlying such holders'
         Company Stock Options. The Company has heretofore delivered to Parent or Parent's counsel true and accurate copies of the Company Warrants.

               (b) Except as set forth in Schedule 2.3(b) hereto or as set forth in Section 2.3(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

               (c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

               (d) No consent is required from the holder of any Employee Option to effect the provisions of Section 1.13.

                                       16

     2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this
Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors and stockholders, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the DGCL and the terms and conditions of this Agreement, other than the giving of notice to the stockholders of the Company, other than the Stockholders, of the adoption of this Agreement by the Stockholders, as set forth in Section 1.17. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     2.5 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not,
         (i) conflict with or violate the Company's Charter Documents, (ii)
         subject to obtaining the adoption of this Agreement and the Merger by the stockholders of the Company, conflict with or violate any Legal
         Requirements (as defined in Section 9.2(c)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the
         Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any
         Company Contract, including any "change in control" or similar provision of any Company Contract, except, with respect to clauses
         (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material
         Adverse Effect on the Company.

               (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue
         Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed

                                       17

         with the relevant authorities of other jurisdictions in which the
         Company is licensed or qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     2.6 Compliance. The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements. The Company is not in default or violation of any term, condition or provision of any applicable Charter
Documents or Company Contracts. Except as set forth on Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the
Company (and the Company has no knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any Company
Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material
Adverse Effect on the Company.

     2.7 Financial Statements.

               (a) The Company has provided to Parent a correct and complete copy of the audited financial statements (including any related notes thereto) of the Company for the fiscal years ended December 31, 2004 and December 31, 2003 (the "Audited Financial Statements"). The Audited
         Financial Statements were prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States ("U.S.
         GAAP") applied on a consistent basis throughout the periods involved
         (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Company has provided to Parent a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Company for the six month period ended June
         30, 2005 (the "Unaudited Financial Statements"). The Unaudited
         Financial Statements comply as to form in all material respects, and were prepared in accordance, with the published rules and regulations of any applicable Governmental Entity and with U.S. GAAP applied on a consistent basis throughout the periods

                                       18

         involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

               (c) The books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the
         Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not be so set forth.

               (d) The accounts and notes receivable of the Company reflected on the balance sheets included in the Audited Financial Statements and the
         Unaudited Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency,
         reorganization, or other similar laws affecting creditors' rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the
         Company.

               (e) As of the date of this Agreement, the difference between the
         Company's current assets and current liabilities, as determined in accordance with U.S. GAAP ("Working Capital"), is not less than
         $1,000,000.

     2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Unaudited Financial Statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the
Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements, and (ii)
such liabilities arising in the ordinary course of the Company's business since
June 30, 2005, none of which would have a Material Adverse Effect on the
Company.

     2.9 Absence of Certain Changes or Events. Except as set forth in Schedule
2.9 hereto or in the Unaudited Financial Statements, since December 31, 2004, there has not been: (i) any Material Adverse Effect on the Company, (ii) any
declaration, setting aside or payment of any dividend on, or other distribution
(whether in cash, stock or property) in respect of, any of the Company's stock, or any purchase, redemption or other acquisition by the Company of any of

                                       19

the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the
Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by
Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section
2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any
Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the
Company, (vii) any issuance of capital stock of the Company, or (viii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

     2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the
Company, threatened against the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

     2.11 Employee Benefit Plans.

               (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability
         (collectively, the "Plans") have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings

                                       20

         pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this
         Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

               (b) Except as disclosed on Schedule 2.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment
         (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.12 Labor Matters. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the
Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

     2.13 Restrictions on Business Activities. Except as disclosed on Schedule
2.13 hereto, to the Company's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.14 Title to Property.

               (a) The Company does not presently own and has not in the past owned any real property. There are no options or other contracts under which the Company has a right or obligation to acquire any real property.

               (b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company
         (the "Personal Property") are shown or reflected on the balance sheet included in the Audited Financial Statements. The Company owns and has good and marketable title to

                                       21

         the Personal Property, and all such Personal Property is in each case held free and clear of all liens and encumbrances, except for liens and encumbrances disclosed in the Audited Financial Statements or in
         Schedule 2.14 hereto, none of which liens or encumbrances has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

               (c) All leases pursuant to which Company leases from others material real or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the
         Company or, to the Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.15 Taxes.

               (a) Definition of Taxes. For the purposes of this Agreement,
         "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

               (b) Tax Returns and Audits. (c) Except as set forth in Schedule
         2.15 hereto:

                    (i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

                    (ii) All Taxes that the Company is required by law to
         withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                    (iii) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company

                                       22

         executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the
         Company by any Tax authority is presently in progress, nor has the
         Company been notified of any request for such an audit or other examination.

                    (v) No adjustment relating to any Returns filed by the
         Company has been proposed in writing, formally or informally, by any
         Tax authority to the Company or any representative thereof.

                    (vi) The Company has no liability for any material unpaid
         Taxes which have not been accrued for or reserved on the Company's balance sheets included in the Audited Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Company.

                    (vii) The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     2.16 Environmental Matters.

               (a) Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company has, to the knowledge of the Company, complied with all applicable Environmental
         Laws; (ii) to the knowledge of the Company, the properties currently operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous
         Substances; (iii) the properties formerly operated by the Company were not contaminated with Hazardous Substances during the period of operation by the Company or, to the Company's knowledge, during any prior period; (iv) the Company is not subject to liability for any
         Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any
         Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to
         Hazardous Substances.

                                       23

               (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous
         Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

               (c) As used in this Agreement, the term "Hazardous Substance"
         means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
         (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     2.17 Brokers; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except pursuant to Sections 1.6 and 1.13, and as disclosed on Schedule 2.17 hereto, no shares of common stock, options, warrants or other securities of either Company or Parent are payable to any third party by Company as a result of this Merger.

     2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii)
     copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks");
     (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company, including software and software programs developed by or exclusively licensed to the Company
     (specifically excluding any off the

                                       24

     shelf or shrink-wrap software), including the Company's suite of online clinical support software, including software for online electronic date capture, web-based clinical reporting, electronic patient diaries and interactive voice reporting.

     "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

     "Company Registered Intellectual Property" means all of the Registered
     Intellectual Property owned by, or filed in the name of, Company.

     "Company Products" means all current versions of products or service offerings of Company.

               (a) Except as disclosed on Schedule 2.18 hereto, no Company
         Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company
         Product, which in any such case could reasonably be expected to have a
         Material Adverse Effect on the Company.

               (b) Except as disclosed on Schedule 2.18 hereto, the Company owns and has good and exclusive title to each material item of Company
         Intellectual Property owned by it free and clear of any liens and encumbrances (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

               (c) The operation of the business of the Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the
         Company Products and (ii) the Company's use of any product, device or process has not and does not infringe or misappropriate the
         Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

     2.19 Agreements, Contracts and Commitments.

               (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term
         "Company Contracts" shall mean all contracts, agreements, leases, mortgages, indentures,

                                       25

         notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term "Material Company
         Contracts" shall mean (x) each Company Contract (I) providing for payments (present or future) to the Company in excess of $100,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever
         (absolute, contingent or otherwise) in excess of $100,000, (y) each
         Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts:

                    (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company, or any officer, director or
         5% or more stockholder ("Insider") of the Company;

                    (ii) any guaranty, direct or indirect, by the Company or any
         Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                    (iii) any Company Contract of employment;

                    (iv) any Company Contract made other than in the ordinary
         course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

                    (v) any obligation to register any shares of the capital
         stock or other securities of the Company with any Governmental Entity;

                    (vi) any obligation to make payments, contingent or
         otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                    (vii) any collective bargaining agreement with any labor
         union;

                    (viii) any lease or similar arrangement for the use by the
         Company of personal property;

                                       26

                    (ix) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                    (x) any Company Contract to which any Insider of the Company is a party.

               (b) Each Company Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore delivered to Parent or Parent's counsel.

               (c) Except as set forth in Schedule 2.19, neither the Company nor, to the best of Company's knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each agreement, contract or commitment to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect.

     2.20 Insurance. Schedule 2.20 sets forth the Company's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance
Policies") of the Company which the Company reasonably believes are adequate in amount and scope for the Business in which they are engaged.

     2.21 Governmental Actions/Filings. Except as set forth in Schedule 2.21, the Company has been granted and holds, and has made, all Governmental
Actions/Filings (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by the Company of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21 hereto, will not expire prior to December 31, 2005, and the Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this
Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such
Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect

                                       27

upon the Company. Except as set forth in Schedule 2.21, no Governmental
Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

     For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

     2.22 Interested Party Transactions. Except as set forth in the Schedule
2.22 hereto, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the
Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii)
reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other employee benefits made generally available to all employees.
Except as set forth in Schedule 2.22, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in
Schedule 2.22, to the knowledge of the Company, no officer, director or
Stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person's ownership of capital stock or other securities of the Company or such Person's employment with the Company).

     2.23 Board Approval. The board of directors of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved, subject to the approval of the Company's stockholders, this
Agreement and the transactions contemplated hereby, and resolved to seek the stockholders' approval and adoption of this Agreement and approval of the
Merger.

     2.24 Stockholder Approval. The shares of Company Common Stock, Series A
Stock and Series B Stock owned by the Stockholders constitute, in the aggregate for the Series A Stock and Series B Stock voting together as a single class, and for the Common Stock, Series A Stock and Series B Stock voting together as a single class, the requisite amount of shares necessary for the adoption of this
Agreement and the approval of the Merger by the stockholders of the Company in accordance with the DGCL.

     2.25 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

                                       28

necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

     2.26 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive the Closing for a period of eighteen months.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth on Schedule 3 attached hereto (the "Parent Schedule"),
Parent represents and warrants to, and covenants with, the Company, as follows:

     3.1 Organization and Qualification.

               (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a
         Material Adverse Effect on Parent. Complete and correct copies of the
         Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of the Parent's Charter Documents.

               (b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     3.2 Subsidiaries. Except for Merger Sub, which is a wholly-owned subsidiary of Parent, Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in

                                       29

effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

     3.3 Capitalization.

               (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 20,000,000 shares of common stock, par value $0.0001 per share ("Parent Common Stock") and 1,000,000 shares of preferred stock, par value $0.0001 per share ("Parent Preferred
         Stock"), of which 4,900,000 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. Except as set forth on
         Schedule 3.3(a), (i) no shares of Parent Common Stock or Parent
         Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock or Parent
         Preferred Stock granted to employees of Company or other parties
         ("Parent Stock Options") and there are no outstanding Parent Stock
         Options; (ii) no shares of Parent Common Stock or Parent Preferred
         Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock
         ("Parent Warrants") and there are no outstanding Parent Warrants; and
         (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities ("Parent
         Convertible Securities"). All shares of Parent Common Stock and Parent
         Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects)
         other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19).
         Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

               (b) The shares of Parent Common Stock and Merger Warrants to be issued by Parent in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable. The shares of Parent Common Stock issuable upon exercise of the Merger Warrants will, upon issuance and payment therefor in accordance with the terms of the Merger Warrants, be duly authorized, validly issued, fully paid and nonassessable.

               (c) Except as set forth in Schedule 3.3(c) or as contemplated by this Agreement or the Parent SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan,

                                       30

         antitakeover plan or other agreements or understandings to which the
         Parent is a party or by which the Parent is bound with respect to any equity security of any class of the Parent.

     3.4 Authority Relative to this Agreement. Parent has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Parent has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby
(including the Merger). The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby (including the
Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent (including the approval by its Board of Directors), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent, enforceable against
Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     3.5 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not: (i)
         conflict with or violate Parent's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any Parent
         Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse
         Effect on Parent.

               (b) The execution and delivery of this Agreement by Parent do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky
         Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which
         Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on
         Parent, or prevent

                                       31

         consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     3.6 Compliance. Parent has complied with, is not in violation of, any Legal
Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The business and activities of Parent have not been and are not being conducted in violation of any Legal
Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any
Legal Requirements has been received by Parent.

     3.7 SEC Filings; Financial Statements.

               (a) Parent has made available to the Company and the Stockholders a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the "Parent
         SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement.
         As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed
         (and if amended or superseded by a filing prior to the date of this
         Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

               (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

                                       32

     3.8 No Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in
Parent SEC Reports which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i)
liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, (ii) liabilities incurred since June 30, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent.

     3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC
Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2005, there has not been: (i) any Material
Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of
Parent's capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving
Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any
Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any
Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in
U.S. GAAP, (vii) any change in the auditors of Parent, (vii) any issuance of capital stock of Parent, or (viii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of
Parent other than in the ordinary course of business.

     3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent's knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material
Adverse Effect on the ability of the parties hereto to consummate the Merger.

     3.11 Employee Benefit Plans. Except as may be contemplated by the Parent
Plan (as defined in Section 5.1(a)), Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will (i)
result in any payment (including severance, unemployment

                                       33

compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.12 Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by
Parent, nor does Parent know of any activities or proceedings of any labor union to organize any such employees.

     3.13 Restrictions on Business Activities. Except as set forth in the Parent
Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

     3.14 Title to Property. Parent does not own or lease any real property or
Personal Property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

     3.15 Taxes. Except as set forth in Schedule 3.15 hereto:

               (a) Parent has timely filed all Returns required to be filed by
         Parent with any Tax authority prior to the date hereof, except such
         Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all
         Taxes shown to be due on such Returns.

               (b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

               (c) Parent has not been delinquent in the payment of any material
         Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) No audit or other examination of any Return of Parent by any
         Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

               (e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

                                       34

               (f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

               (g) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     3.16 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect:
(i) Parent has, to the knowledge of Parent, complied with all applicable
Environmental Laws; (ii) Parent is not subject to liability for any Hazardous
Substance disposal or contamination on any third party property; (iii) Parent has not been associated with any release or threat of release of any Hazardous
Substance; (iv) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (v) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

     3.17 Brokers. Except for Parent's obligations to EarlyBirdCapital, Inc. in the amount set forth on Schedule 3.17, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.18 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered
Intellectual Property.

     3.19 Agreements, Contracts and Commitments.

               (a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $25,000, or (b) may not be cancelled by Parent on less than 30 days' or less prior notice ("Parent Contracts"). All
         Parent Contracts are listed on Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

                                       35

               (b) Each Parent Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to the
         Company.

               (c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any
         Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

     3.20 Insurance. Except for directors' and officers' liability insurance,
Parent does not maintain any Insurance Policies.

     3.21 Interested Party Transactions. Except as set forth in the Parent SEC
Reports filed prior to the date of this Agreement, no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent. To Parent's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. To Parent's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent
(other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

     3.22 Indebtedness. Parent has no indebtedness for borrowed money.

     3.23 Over-the-Counter Bulletin Board Quotation. Parent Common Stock is
quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Parent's knowledge, threatened against Parent by
NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

     3.24 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the
Merger and approved this

                                       36

Agreement and the transactions contemplated hereby, (ii) determined that the
Merger is in the best interests of the stockholders of Parent, and (iii)
determined that the fair market value of the Company is equal to at least 80% of
Parent's net assets.

     3.25 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than $21,000,000 invested in United States Government securities in a trust account with JPMorgan Chase Bank, administered by
Continental Stock Transfer and Trust Company (the "Trust Fund"), less such amounts, if any, as Buyer is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Parent's
Charter Documents.

     3.26 Governmental Filings. Except as set forth in Schedule 3.26, Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its business (as presently conducted) or used or held for use by Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to December 31, 2005, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such
Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

     3.27 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

     3.28 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall survive until the
Closing.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and Merger Sub shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations
(except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due

                                       37

subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement or set forth on Schedule 4.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and Merger Sub shall not do any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend or
         (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

               (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the
         Company or Parent, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company, or Parent as applicable;

               (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property)
         in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Purchase, redeem or otherwise acquire, directly or
         indirectly, any shares of capital stock of the Company and Parent, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) Issue, deliver, sell, authorize, pledge or otherwise
         encumber, or agree to any of the foregoing with respect to, any shares of capital

                                       38

         stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

               (g) Amend its Charter Documents;

               (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the
         Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

               (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of services and licenses of software in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with past practice, and (C) the sale, lease or disposition
         (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

               (j) Incur any indebtedness for borrowed money in excess of
         $25,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the
         Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

               (k) Adopt or amend any employee benefit plan, policy or
         arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and except, as to employment agreements to be entered into with Rachael King and Pascal King, substantially in accordance with the terms of the offer letters with them, dated July 1, 2005 and
         June 21, 2005, respectively;

                                       39

               (l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

               (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Company Contract or
         Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

               (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

               (o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

               (p) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section
         368(a) of the Code;

               (q) Settle any litigation;

               (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

               (s) Form, establish or acquire any subsidiary except as
         contemplated by this Agreement;

               (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

                                       40

               (u) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

               (v) Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

               (w) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates; or

               (x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (w) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Registration Statement and Prospectus/Proxy Statement; Special Meeting.

               (a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the
         Company as Parent may reasonably request for its preparation, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a Registration Statement on
         Form S-4 with respect to shares of Parent Common Stock and Merger
         Warrants to be issued in the Merger and the shares of Parent Common
         Stock issuable upon exercise of the Merger Warrants (the "Registration
         Statement"), which shall include proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the Merger
         ("Parent Stockholder Approval"), (ii) the change of the name of Parent to a name mutually acceptable to Parent and the Company (the "Name
         Change Amendment"), (iii) an increase in the number of authorized shares of Parent Common Stock to 50,000,000 (the "Capitalization
         Amendment"), (iv) an amendment to remove the preamble and sections A through D, inclusive of Article Sixth from Parent's Certificate of
         Incorporation from and after the Closing and to redesignate section E of Article Sixth as Article Sixth, and (v) the adoption of an Incentive
         Stock Option Plan (the "Parent Plan") at a meeting of holders of Parent
         Common Stock to be called and held for such purpose (the "Special
         Meeting"). The Parent Plan shall provide that an aggregate of no less than 15% of the number of fully-diluted shares of Parent Common Stock to be outstanding immediately after the Closing shall be reserved for issuance pursuant to the Parent Plan. Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock and also for the purpose of issuing the Parent Common Stock and Merger Warrants to holders of Company Common Stock and Company Preferred Stock in
         connection with the Merger (the

                                       41

         "Prospectus/Proxy Statement"). The Company shall furnish to Parent all information concerning the Company as Parent may reasonably request in connection with the preparation of the Registration Statement. The
         Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC.
         Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable. Parent shall also take any and all such actions to satisfy the requirements of the Securities
         Act, including Rule 145 thereunder, and the Exchange Act. Prior to the
         Closing Date, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock and Merger Warrants to be issued pursuant to the Merger to be registered or qualified under all applicable Blue
         Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, holders of the Company Common Stock and Company Preferred Stock reside and to take any other such actions which may be necessary to enable the
         Parent Common Stock and Merger Warrants to be issued pursuant to the
         Merger in each such jurisdiction.

               (b) As soon as practicable following the declaration of
         effectiveness of the Registration Statement, Parent shall distribute the Prospectus/Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the
         Special Meeting.

               (c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Registration
         Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the
         Company shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common
         Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the
         Company for inclusion in the Prospectus/Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Registration Statement will not as of the effective date of the Registration Statement (or any amendment or supplement thereto) or at the time of the Special Meeting contain any statement which, at such time and in light of the

                                       42

         circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

               (d) Parent, acting through its board of directors, shall include in the Prospectus/Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Parent Stockholder
         Approval.

     5.2 Directors and Officers of Parent and the Company After Merger. Parent
and the Company shall take all necessary action so that the persons listed on
Schedule 5.2 are elected to the positions of officers and directors of Parent, the Company and the UK Subsidiary, as set forth therein, to serve in such positions effective immediately after the Closing. The Stockholders, officers and directors of the Company and the officers and directors of Parent shall enter into a Voting Agreement in the form of Exhibit B hereto concurrently with the execution of this Agreement.

     5.3 Existing Parent Registration Rights. Parent shall use its best efforts to obtain, prior to the Closing, the agreement of all Persons who have been granted rights by Parent with respect to securities of Parent owned by them to have such securities registered under the Securities Act that they will not exercise such rights at any time at which there is an effective registration statement under the Securities Act under which they may sell such securities without restriction.

     5.4 [Intentionally Omitted.]

     5.5 Other Actions.

               (a) At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the
         Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC ("Merger Form 8-K"), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the Merger hereunder ("Press Release"). Simultaneously with the Closing, Parent shall file the Merger Form 8-K with the SEC and distribute the Press
         Release.

               (b) The Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all

                                       43

         documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Parent) and/or any
         Governmental Entity in order to consummate the Merger or any of the other transactions contemplated hereby. This obligation shall include, on the part of Parent, sending a termination letter to the Exchange
         Agent in substantially the form of Exhibit A attached to the Investment
         Management Trust Agreement by and between Parent and the Exchange Agent dated as of February 12, 2004. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and
         Parent shall act reasonably and as promptly as practicable.

     5.6 Required Information. In connection with the preparation of the Merger
Form 8-K and Press Release, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent and the Company to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the
Merger, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental
Entity in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5.7 Confidentiality; Access to Information.

               (a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known;
         (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and
         (iv)

                                       44

         disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and
         (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

               (b) Access to Information.

                    (i) Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                    (ii) Parent will afford the Company and its financial
         advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as the
         Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.8 [Intentionally Omitted.]

     5.9 Public Disclosure. From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company and the Stockholders) or the Company (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall,

                                       45

at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors. Notwithstanding the foregoing, the parties hereto agree that Parent will prepare and file a Current
Report on Form 8-K pursuant to the Exchange Act to report the execution of this
Agreement and that any language included in such Current Report shall be deemed to have been approved by the Company.

     5.10 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, including without limitation the filing referred to in Schedule 2.2 of the Company Disclosure Schedule, (iii) the
obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including without limitation the consents of RBC Centura Bank and Oracle Credit Corporation referred to in Schedule 2.5 of the Company Disclosure Schedule, (iv) the
defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the
Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this
Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the
Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

     5.11 Treatment as a Reorganization. Neither Parent nor the Company nor
Stockholders shall take any action prior to or following the Merger that could reasonably be

                                       46

expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.12 No Parent Common Stock Transactions. Each Company officer, member of its Board of Directors and two percent (2%) beneficial stockholder of the
Company shall agree that it shall not, prior to February 19, 2007, sell, transfer or otherwise dispose of an interest in any of the shares of Parent
Common Stock it receives as a result of the Merger other than as permitted pursuant to the restriction letter in the form of Exhibit C hereto executed by such Person concurrently with the execution of this Agreement.

     5.13 Certain Claims. As additional consideration for the issuance of Parent
Common Stock pursuant to this Agreement, each of the Stockholders hereby releases and forever discharges, effective as of the Closing Date, the Company and its directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Stockholder's (i) status as a holder of an equity interest in the Company; and (ii) employment, service, consulting or other similar agreement entered into with the Company prior to Closing, provided, however, the foregoing shall not release any obligations of Parent set forth in this Agreement.

     5.14 No Securities Transactions. Neither the Company nor any Stockholder or
any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The
Company shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

     5.15 No Claim Against Trust Fund. The Company and the Stockholders
acknowledge that, if the transactions contemplated by this Agreement are not consummated by February 11, 2006, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company and the Stockholders hereby waive all rights against Parent to collect from the
Trust Fund any moneys that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent, and will not seek recourse against the Trust Fund for any reason whatsoever.

     5.16 Disclosure of Certain Matters. Each of Parent and the Company will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party's representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be material adverse to the operations, prospects or condition
(financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Prospectus/Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules
(the

                                       47

"Disclosure Schedules") being delivered concurrently with the execution of this
Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a),
7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

     5.17 NASDAQ Listing. Parent and the Company shall use their reasonable best efforts to obtain the listing for trading on NASDAQ of the Parent Common Stock and the Merger Warrants (and other warrants of the same class as the Merger
Warrants). If such listing is not obtained by the Closing, the parties shall continue to use their best efforts after the Closing to obtain such listing.

     5.18 Company Actions. The Company shall use its best efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable Parent and Merger Sub to fulfill its obligations hereunder, including without limitation distributing the Prospectus/Proxy Statement to its stockholders when it is made available by Parent, taking actions necessary under the DGCL in respect of Dissenting Shares and the appraisal rights of the holders thereof, including giving written notice to Parent of each such holder and the number of Dissenting Shares held by each such holder and giving notice and an opportunity to exercise to the holders of Company Warrants and causing them to exercise their Company Warrants prior to the Closing Date (which exercise may be contingent upon Closing).

     5.19 Certain Agreements. The Company shall use its commercially reasonable best efforts to cause (a) all voting trust agreements relating to securities of the Company to be terminated by the voting trustees and the holders of the securities subject thereto, and (b) the Investor Rights Agreement dated June 18,
2004 among the Company and certain of its stockholders to be terminated, each such termination to be effective upon the Closing.

                                   ARTICLE VI

                          CONDITIONS TO THE TRANSACTION

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger

                                       48

         illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

               (b) Registration Statement Effective. The Registration Statement
         shall have been declared effective by the SEC.

               (c) Stockholder Approval. The Parent Stockholder Approval, the
         Name Change Amendment and the Capitalization Amendment shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Parent
         Charter Documents and an executed copy of an amendment to Parent's
         Certificate of Incorporation reflecting the Name Change Amendment and the Capitalization Amendment shall have been filed with the Delaware
         Secretary of State to be effective as of the Closing.

               (d) Appraisal Rights. Holders of no more than five percent (5%)
         of the shares of any of (i) the Company Common Stock, (ii) the Series A
         Stock and (iii) the Series B Stock outstanding immediately before the
         Closing shall have taken action to exercise their appraisal rights pursuant to Section 262 of the DGCL.

               (e) Parent Common Stock. Holders of twenty percent (20%) or more of the shares of Parent Common Stock issued in Parent's initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent's Charter
         Documents.

               (f) Stock Quotation or Listing. The Parent Common Stock and the
         Merger Warrants at the Closing will be quoted on the OTC BB or listed for trading on NASDAQ, if the application for such listing is approved, and there will be no action or proceeding pending or threatened against
         Parent by the NASD to prohibit or terminate the quotation of Parent
         Common Stock or the Merger Warrants on the OTC BB or the trading thereof on NASDAQ.

     6.2 Additional Conditions to Obligations of Company. The obligations of the
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this
         Agreement and (ii) subject to the provisions of the last sentence of
         Section 5.16, on and as of the Closing Date with the same force and effect as if made on the Closing Date and each representation and warranty of Parent contained in this Agreement that is not qualified as to materiality shall have been true and

                                       49

         correct (iii) as of the date of this Agreement and (iv) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent ("Parent Closing Certificate").

               (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a
         Material Adverse Effect with respect to Parent, and the Parent Closing
         Certificate shall include a provision to such effect.

               (c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this
         Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock to be issued by Parent in connection with the
         Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

               (d) Consents. Parent shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material
         Adverse Effect on Parent and the Parent Closing Certificate shall include a provision to such effect.

               (e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

               (f) [Intentionally Omitted.]

               (g) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

               (h) [Intentionally Omitted.]

               (i) Opinion of Counsel. The Company shall have received from
         Graubard Miller, counsel to Parent, an opinion of counsel in substantially the form of Exhibit D annexed hereto.

                                       50

               (j) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by
         Parent's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

               (k) Press Release. Parent shall have delivered the Press Release to the Company, in a form reasonably acceptable to the Company.

               (l) Directors' and Officers' Liability Insurance. Parent shall have obtained directors' and officers' liability insurance having limits of not less than $10,000,000 and such insurance shall be in full force and effect.

               (m) Resignations. The persons listed on Schedule 6.2(m) shall have resigned from all of their positions and offices with Parent.

               (n) Fairness Opinion. The Company shall have received a "Fairness
         Opinion" in form and substance satisfactory to it from Raymond James &
         Associates, Inc. to the effect that the Merger and the other transactions contemplated by this Agreement are fair to the stockholders of the Company.

               (o) Trust Fund. Parent shall have made appropriate arrangements with the Exchange Agent to have the Trust Fund, which shall contain no less than the amount referred to in Section 3.25, dispersed to Parent immediately upon the Closing.

     6.3 Additional Conditions to the Obligations of Parent. The obligations of
Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 5.16, on and as of the Closing Date with the same force and effect as if made on the Closing Date and each representation and warranty of the Company and the Stockholders contained in this
         Agreement that is not qualified as to materiality shall have been true and correct (iii) as of the date of this Agreement and (iv) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Parent shall have received a certificate with respect to the foregoing signed on behalf of the
         Company by an authorized officer of Parent ("Company Closing
         Certificate").

                                       51

               (b) Agreements and Covenants. The Company and the Stockholders
         shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

               (c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this
         Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

               (d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the
         Company Closing Certificate shall include a provision to such effect.

               (e) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this
         Agreement.

               (f) Investor Rights Agreement. The Investor Rights Agreement
         referred to in Section 5.19 shall have been terminated.

               (g) Employment Agreements. Employment Agreements between the
         Company and, separately, John Cline, James W. Clark and Michael Harte, in the forms of Exhibits E, F and G, respectively, shall be in full force and effect.

               (h) Working Capital. The Working Capital of the Company as at the
         Effective Time shall be no less than $1,000,000 plus the amount received by the Company from exercises of warrants and options referred to in Section 1.6(b), including those described in Sections 1.6(a)(i),
         1.6(a)(ii) and 1.6(a)(iii).

                                       52

               (i) Opinion of Counsel. Parent shall have received from Daniels
         Daniels & Verdonik, P.A., counsel to the Company, an opinion of counsel in substantially the form of Exhibit H annexed hereto.

               (j) Comfort Letters. Parent shall have received "comfort" letters in the customary form from BDO Seidman, LLP, and Ernst & Young LLP, dated the effective date of the Registration Statement and the Closing
         Date (or such other date or dates reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement.

               (k) Fairness Opinion. Parent shall have received a "Fairness
         Opinion" in form and substance satisfactory to it from Capitalink, L.C.
         to the effect that the Merger and the other transactions contemplated by this Agreement are fair to the stockholders of Parent.

               (l) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

               (m) Resignations. The persons listed on Schedule 6.3(m) shall have resigned from their positions and offices with the Company.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification of Parent.

               (a) Subject to the terms and conditions of this Article VII
         (including without limitation the limitations set forth in Section
         7.4), Parent and its representatives, successors and permitted assigns shall be indemnified, defended and held harmless from and against all
         Losses asserted against, resulting to, imposed upon, or incurred by any
         Parent Indemnitee by reason of, arising out of or resulting from:

                    (i) the inaccuracy or breach of any representation or
         warranty of Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

                                       53

                    (ii) the non-fulfillment or breach of any covenant or
         agreement of the Company contained in this Agreement;

                    (iii) the matters referred to in Schedule 2.1(b) of the
         Company Disclosure Schedule; or

                    (iv) arising out of or in connection with the action
         entitled PHT Corporation v. etrials Worldwide, Inc., Civil Case No.
         04-821 GMS, pending in the United States District Court for the
         District of Delaware, to the extent such Losses (including attorneys'
         fees and disbursements incurred in connection with such action after the date of this Agreement other than costs incurred amending the PHT
         Settlement Agreement (as defined in Schedule 2.10) and in connection with enforcing the PHT Settlement Agreement, including without limitation all proceedings necessary to dismiss such action) exceed amounts payable by the Company pursuant to the PHT Settlement
         Agreement.

               (b) As used in this Article VII, the term "Losses" shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid.
         Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which any party may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as "material," "materially," or "Material Adverse Effect" shall be deemed made or given without such qualification and without giving effect to such words.

     7.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a
Person other than the Company (a "Third Party Claim") shall be subject to the following terms and conditions:

               (a) Notice of Claim. Parent, acting through the Committee, will give the Representative prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a "Notice of
         Claim") which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential
         Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such
         Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the

                                       54

         Representative shall be entitled to participate in the defense of Third
         Party Claim at its expense.

               (b) Defense. The Representative shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c)
         below) and at its own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate
         (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such
         Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Parent to be the lead counsel in connection with such defense. If the Representative is permitted and elects to assume the defense of a Third Party Claim:

                    (i) the Representative shall diligently and in good faith
         defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, Parent shall have the right to approve the settlement; and

                    (ii) Parent shall cooperate fully in all respects with the
         Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Representative all pertinent information and documents under its control.

               (c) Limitations of Right to Assume Defense. The Representative
         shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by Parent if (i) the Third
         Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the
         Third Party Claim seeks an injunction or equitable relief against
         Parent; (iii) there is a reasonable probability that a Third Party
         Claim may materially and adversely affect Parent other than as a result of money damages or other money payments; or (iv) the Third Party Claim involves environmental matters in which case Parent shall have sole control and management authority over the resolution of such Third
         Party Claim (including hiring legal counsel and environmental consultants, conducting environmental investigations and cleanups, negotiating with governmental agencies and third parties and defending or settling claims and actions).

               (d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by Parent against the Representative and shall not affect the Representative's duty or obligations under this
         Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the

                                       55

         ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had Parent given the Representative prompt notice hereunder. So long as the Representative is defending any such action actively and in good faith, Parent shall not settle such action.
         Parent shall make available to the Representative all relevant records and other relevant materials required by them and in the possession or under the control of Parent, for the use of the Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

               (e) Failure to Defend. If the Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Parent, at the reasonable cost and expense of the Representative, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third
         Party Claim as it may determine in its reasonable discretion, provided that the Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

               (f) Parent's Rights. Anything in this Section 7.3 to the contrary notwithstanding, the Representative shall not, without the written consent of Parent, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Parent of a full and unconditional release from all liability and obligation in respect of such action without any payment by Parent.

               (g) Representative Consent. Unless the Representative has
         consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the
         Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement

     7.3 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance paid for by the Company prior to the Closing, Parent shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that
Parent shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in
Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Representative. Rather, the Representative shall make payment in full of the amount determined to be due and owing by it against an assignment by Parent to the Representative of the entire claim of Parent Party for ninety
(90%) percent of the proceeds from

                                       56

insurance or against such third party. The amount of any indemnifiable Loss shall be reduced (retroactively or prospectively) by an amount equal to ninety
(90%) of any proceeds from insurance or other amounts actually recovered from third parties by or on behalf of Parent in respect of the related Loss. If
Parent, pursuant to this Article VII for any Losses, (i) obtains any insurance recovery from third-party insurance provided for such Losses or (ii) obtains any recovery from any other third party for such Losses, then it shall promptly pay over to the Representative 90% of the amount of the net cash proceeds received by it for such Losses, up to the amount of the indemnity payments made by the
Representative for such Losses. If Parent has received the payment required by this Agreement from the Representative in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then itshall hold such proceeds or other amounts in trust for the benefit of the
Representative and shall pay to the Representative, as promptly as practicable after receipt, a sum equal to ninety (90%) of the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Representative pursuant to this Agreement in respect of such Loss.
Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

     7.4 Limitations on Indemnification.

               (a) Survival: Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Company to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to
         Section 6.3(a)) shall survive the Closing until the date which is eighteen months following the Closing Date (the "Survival Period").
         Notwithstanding the foregoing or any other provision of this Agreement:

                    (i) Any claim made by a party hereunder by filing a suit or action in a court of competent jurisdiction or a court reasonably believed to be of competent jurisdiction for breach of a representation or warranty prior to the termination of the Survival Period provided hereunder for such claim shall be preserved despite the subsequent termination of such Survival Period; and

                    (ii) The indemnification and other obligations under this
         Article VII shall survive for the same Survival Period and shall terminate with the expiration of such Survival Period, except that any claims set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof.
         Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the applicable Survival Period.

               (b) Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise

                                       57

         payable exceeds $200,000 (the "Deductible"), in which event the amount payable shall only be the amount in excess of the amount of the
         Deductible, and, subject to the limitations set forth in Section
         7.5(c), all future amounts that become payable under Section 7.1 from time to time thereafter.

               (c) Aggregate Amount Limitation. The aggregate liability for
         Losses pursuant to Section 7.1 shall not in any event exceed the
         Holdback, and Parent shall have no claim against the Company's stockholders other than for the shares (and any proceeds of the shares or distributions with respect to the shares) held as part of the
         Holdback.

     7.5 Exclusive Remedy. Parent hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this
Article VII. Notwithstanding any of the foregoing, nothing contained in this
Article VII shall in any way impair, modify or otherwise limit Parent's or
Company's right to bring any claim, demand or suit against the other party based upon such other party's actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

     7.6 Adjustment to Merger Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Merger, except as otherwise required by Law.

     7.7 Representative Capacities; Application of Holdback. The parties acknowledge that the Representative's obligations under this Article VII are solely as a representative of the Company's stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify Parent under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to Parent as a result of such indemnification obligations shall be made solely from, and to the extent of, the Holdback. Out-of-pocket expenses of the
Representative for attorneys' fees and other costs shall be borne in the first instance by Parent, which may make a claim for reimbursement thereof against the
Holdback upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in the Escrow Agreement). The parties further acknowledge that all actions to be taken by Parent pursuant to this
Article VII shall be taken on its behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow
Agreement after the Closing, may apply all or a portion of the Holdback to satisfy any claim for indemnification pursuant to this Article VII. The Escrow
Agent will hold the remaining portion of the Holdback until final resolution of all claims for indemnification or disputes relating thereto.

                                       58

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

               (a) by mutual written agreement of Parent and the Company at any time;

               (b) by either Parent or the Company if the Merger shall not have been consummated by February 11, 2006 for any reason;

               (c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this
         Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
         Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided
         Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

               (e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the
         Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this
         Agreement pursuant to this Section 8.1(e) if it shall have materially breached this

                                       59

         Agreement or if such breach by the Company is cured during such thirty
         (30)-day period); or

               (f) by either Parent or the Company, if, at the Special Meeting
         (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent's certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent's initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with
         Parent's certificate of incorporation.

     8.2 Notice of Termination; Effect of Termination. Any termination of this
Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 5.7, 5.15, 8.2 and 8.3 and Article IX
(General Provisions) shall survive the termination of this Agreement, and (ii)
nothing herein shall relieve any party from liability for any breach of this
Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Merger to occur on or before the date stated therein.

     8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     if to Parent, to:

          CEA Acquisition Corporation
          101 East Kennedy Boulevard, Suite 3300
          Tampa, Florida 33602
          Attention:  Robert Moreyra, Executive Vice President
          813-318-9444 telephone

                                       60

          813-314-9504 telecopy

     with a copy to:

          David Miller, Esq.
          Graubard Miller
          405 Lexington Avenue
          New York, New York 10174-1901
          212-818-8661 telephone
          212-818-8881 telecopy

     if to the Company or Stockholders, to:

          etrials Worldwide, Inc.
          2701 Aerial Center Parkway, Suite 100
          (from November 1, 4000 Aerial Center Parkway)
          Morrisville, North Carolina 27560
          Attention: James W. Clark, Chief Financial Officer
          919-653-3400 telephone
          919-653-3621 telecopy

     with a copy to:

          Daniels Daniels & Verdonik, P.A.
          Suite 200, Generation Plaza
          1822 N.C. Highway 54 East
          P.O. Drawer 122
          Research Triangle Park, North Carolina 27709-2218
          Attention: James F. Verdonik, Esq.
          919-544-5444 telephone
          919-544-5920 telecopy

     9.2 Interpretation.

               (a) When a reference is made in this Agreement to an Exhibit or
         Schedule, such reference shall be to an Exhibit or Schedule to this
         Agreement unless otherwise indicated. When a reference is made in this
         Agreement to Sections or subsections, such reference shall be to a
         Section or subsection of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."
         The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be

                                       61

         deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

               (b) For purposes of this Agreement, the term "Material Adverse
         Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional economic conditions, or (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

               (c) For purposes of this Agreement, the term "Legal Requirements"
         means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent
         Contracts.

               (d) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

               (e) For purposes of this Agreement, the term "knowledge" means actual knowledge or awareness as to a specified fact or event of a
         Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation.

               (f) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

     9.3 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same

                                       62

counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

     9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a)
constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Parent and the Company dated July 1, 2005 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this
Agreement).

     9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

                                       63

Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

     9.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

     9.12 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address.
Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Orlando,
Florida. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Orlando, Florida. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the
AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of Florida, Hillsborough
County, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                                       64

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                  CEA ACQUISITION CORPORATION

                                  By:  s/Robert Moreyra
                                       -----------------------------------------
                                       Robert Moreyra, Executive Vice President

                                  etrials ACQUISITION, INC.

                                  By:  s/Robert Moreyra
                                       -----------------------------------------
                                       Robert Moreyra, President

                                  etrials WORLDWIDE, INC.

                                  By:  s/John Cline
                                       -----------------------------------------
                                       John Cline, President

                                  STOCKHOLDERS:

                                  [SEE SEPARATE SIGNATURE PAGES.]

                                       65

STOCKHOLDER SIGNATURE PAGE TO MERGER AGREEMENT
The undersigned Stockholders are executing this Agreement solely with respect to the provisions set forth in Sections 1.16, 5.12, 5.13, 5.14 and 5.15, above, and not for any other purpose.

MINIDOC AB

By: s/ Per Egeberg
    ----------------------------------------
Name:  Per Egeberg
Title: CEO

INFOLOGIX (BVI) LIMITED
By: EQ Secretaries (Jersey) Limited, Company Secretary

By: s/Janet Raine       s/ Lorraine Wheeler
    ----------------------------------------
Name: Janet Raine       Lorraine Wheeler
Title: Authorized Signatories

NEWLIGHT ASSOCIATES II, LP
By:  Newlight Partners II, LP, General Partner

By: s/Robert M. Brill
    ----------------------------------------
Name:  Robert M. Brill
Title: General Partner

NEWLIGHT ASSOCIATES II (BVI), LP
By:  Newlight Partners II (BVI), LP, General Partner

By: s/Robert M. Brill
    ----------------------------------------
Name:  Robert M. Brill
Title: General Partner

NEWLIGHT ASSOCIATES II-E, LP
BY: Newlight Partners II-E, LP, General Partner

By: s/Robert M. Brill
    ----------------------------------------
Name:  Robert M. Brill
Title: General Partner

s/Peter Coker
--------------------------------------------
PETER COKER

                                       66

STOCKHOLDER SIGNATURE PAGE TO MERGER AGREEMENT
The undersigned Stockholders are executing this Agreement solely with respect to the provisions set forth in Sections 1.16, 5.12, 5.13, 5.14 and 5.15, above, and not for any other purpose.

s/Peter and Susan H. Coker
--------------------------------------------
PETER AND SUSAN H. COKER, JT TEN

DUNLAP INDUSTRIES

By: s/Peter L. Coker
    ----------------------------------------
Name:  Peter L. Coker
Title: Managing Director

s/John Cline
--------------------------------------------
JOHN CLINE

s/James W. and Susanne M. Clark
--------------------------------------------
JAMES W. AND SUSANNE M. CLARK, JT TEN

s/Robert Sammis
--------------------------------------------
ROBERT SAMMIS

s/Fred Nazem
--------------------------------------------
FRED NAZEM

E-ZAD PARTNERSHIP LIMITED

By: s/Jamshid Ansari
    ----------------------------------------
Name:  Jamshid Ansari
Title: Treasurer

s/Richard J. Piazza
--------------------------------------------
RICHARD J. PIAZZA

s/Rachael King
--------------------------------------------
RACHAEL KING

                                       67

STOCKHOLDER SIGNATURE PAGE TO MERGER AGREEMENT
The undersigned Stockholders are executing this Agreement solely with respect to the provisions set forth in Sections 1.16, 5.12, 5.13, 5.14 and 5.15, above, and not for any other purpose.

s/Michael Harte
--------------------------------------------
MICHAEL HARTE

                                       68

                         INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

EXHIBIT A   -   FORM OF ESCROW AGREEMENT

EXHIBIT B   -   FORM OF VOTING AGREEMENT

EXHIBIT C   -   FORM OF RESTRICTION LETTER

EXHIBIT D   -   FORM OF OPINION OF GRAUBARD MILLER

EXHIBIT E   -   FORM OF EMPLOYMENT AGREEMENT FOR JOHN CLINE

EXHIBIT F   -   FORM OF EMPLOYMENT AGREEMENT FOR JAMES W. CLARK

EXHIBIT G   -   FORM OF EMPLOYMENT AGREEMENT FOR MICHAEL HARTE

EXHIBIT H   -   FORM OF OPINION OF DANIELS DANIELS & VERDONIK, P.A.

SCHEDULES
---------

SCHEDULE 1.6(a)(I)    -  E-ZAD PARTNERSHIP LIMITED WARRANTS
SCHEDULE 1.6(a)(II)   -  NEWLIGHT ASSOCIATES II WARRANTS
SCHEDULE 1.6(a)(III)  -  FRED F. NAZEM WARRANTS
SCHEDULE 1.6(a)(IV)   -  CERTAIN SHARES
SCHEDULE 1.15         -  AFFILIATES OF THE COMPANY
SCHEDULE 2            -  COMPANY DISCLOSURE SCHEDULE
SCHEDULE 3            -  PARENT DISCLOSURE SCHEDULE
SCHEDULE 4.1          -  PERMITTED PARENT AND COMPANY ACTIONS
SCHEDULE 5.2          -  DIRECTORS AND OFFICERS OF PARENT, COMPANY AND UK
                            SUBSIDIARY
SCHEDULE 6.2(m)       -  PARENT RESIGNATIONS
SCHEDULE 6.3(m)       -  COMPANY RESIGNATIONS

                                       69

                               SCHEDULE 1.6(a)(I)
                                 E-ZAD WARRANTS



                                    WARRANT           ISSUANCE       EXPIRATION          NUMBER          PRICE PER
                                     NUMBER             DATE            DATE           OF SHARES           SHARE

E-ZAD Partnership Limited            W-0317           8/29/2003       8/28/2008           200,000           $0.01

E-ZAD Partnership Limited            W-0342          12/12/2003       8/28/2008           500,000           $0.50

E-ZAD Partnership Limited            W-0343          12/12/2003       8/28/2008           500,000           $1.20

TOTAL                                                                                   1,200,000


                               SCHEDULE 1.6(a)(II)
                          NEWLIGHT ASSOCIATES WARRANTS



                                           WARRANT           ISSUANCE       EXPIRATION          NUMBER          PRICE PER
                                            NUMBER             DATE            DATE           OF SHARES           SHARE

Newlight Associates II, LP                  W-0336          12/12/2003      12/11/2008           661,400           $0.50

Newlight Associates II, LP                  W-0339          12/12/2003      12/11/2008           661,400           $1.20

Newlight Associates II (BVI), LP            W-0337          12/12/2003      12/11/2008           232,200           $0.50

Newlight Associates II (BVI), LP            W-0340          12/12/2003      12/11/2008           232,200           $1.20

Newlight Associates II-E, LLC               W-0338          12/12/2003      12/11/2008           106,400           $0.50

Newlight Associates II-E, LLC               W-0341          12/12/2003      12/11/2008           106,400           $1.20

TOTAL                                                                                          2,000,000


                              SCHEDULE 1.6(a)(III)
                             FRED F. NAZEM WARRANTS



                                    WARRANT           ISSUANCE        EXPIRATION          NUMBER         PRICE PER
                                     NUMBER             DATE             DATE           OF SHARES          SHARE

Fred F. Nazem                        W-0320            08/29/03        08/28/08            31,570           $0.01

Fred F.. Nazem                       W-0345            08/29/03        08/28/08            50,000           $1.00

Fred F. Nazem                        W-0344            08/29/03        08/28/08            10,000           $0.01

TOTAL                                                                                      91,570


                                       70

                              SCHEDULE 1.6(a)(IV)
                                 CERTAIN SHARES

     Q Finance, Inc. is the owner of 500,000 shares of Company Common Stock subject to the terms of an Escrow Agreement dated as of April 1, 2005.

                                       71

                                  SCHEDULE 1.15
                       RULE 145 AFFILIATES OF THE COMPANY

Directors
---------

Hans Lindroth
Peter Coker
Fred Nazem
Robert Brill
John Cline

Officers
--------

James W. Clark, Jr.
Rachael King
Michael Harte
Richard J. Piazza
Robert Sammis

Stockholders
------------

MiniDoc AB
Infologix (BVI) Limited
Dunlap Industries
Newlight Associates II, LP
Newlight Associates II (BVI), LP
Newlight Associates II-E, LP
Peter Coker and Susan H. Coker (JT TEN)
James W. Clark, Jr. and Susanne M. Clark (JT TEN)

                                       72

                                   SCHEDULE 2
                           COMPANY DISCLOSURE SCHEDULE
                       (Information Furnished Separately)

Schedule 2.1      -        Organization and Qualification

Schedule 2.2      -        Subsidiaries

Schedule 2.3      -        Capitalization

Schedule 2.5      -        No Conflict

Schedule 2.7      -        Financial Statements

Schedule 2.8      -        No Undisclosed Liabilities

Schedule 2.9      -        Absence of Certain Changes or Events

Schedule 2.10     -        Litigation

Schedule 2.11     -        Employee Benefit Plans

Schedule 2.13     -        Restrictions on Business Activities

Schedule 2.14     -        Title to Property

Schedule 2.15     -        Taxes

Schedule 2.16     -        Environmental Matters

Schedule 2.17     -        Brokers; Third Party Expenses

Schedule 2.18     -        Intellectual Property

Schedule 2.19     -        Agreements, Contacts and Commitments

Schedule 2.20     -        Insurance

Schedule 2.21     -        Governmental Actions/Filings

                                       73

                                   SCHEDULE 3
                           PARENT DISCLOSURE SCHEDULE
                       (Information Furnished Separately)

Schedule 3.3      -        Capitalization

Schedule 3.14     -        Title to Property

Schedule 3.15     -        Taxes

Schedule 3.17     -        Brokers

Schedule 3.19     -        Agreements, Contracts and Commitments

Schedule 3.26     -        Governmental Filings

                                       74

                                  SCHEDULE 4.1
                      COMPANY AND PARENT PERMITTED ACTIONS

COMPANY PERMITTED ACTIONS:

o The Company shall declare "pay-in-kind" dividends on the terms provided in its
Amended and Restated Certificate of Incorporation to holders of its Series A
Stock and Series B Stock prior to Closing except to the extent that payments in cash do not diminish its ability to fulfill the condition stated in Section
6.3(h) of the Agreement.

o The Company reserves the right to issue stock and option awards under its 1999
Equity Compensation Plan in the normal course of business and consistent with past practices up to an amount equal to 20% of the number of shares of stock and options awards authorized for issuance pursuant to such Plan.

o The Company reserves the right to institute a cashless exercise program for holders of vested Employee Options prior to Closing.

o The Company shall enter into commercially reasonable arrangements with holders of Company Warrants that would otherwise continue past the date of Closing in order to induce the holders of such warrants to exercise such Warrants prior to
Closing.

o The Company reserves the right to take such actions as are necessary to finalize the PHT Settlement (as such term is defined in Schedule 2).

o The Company reserves the right to continue to make draws on the RBC Loan
Agreement (as such term is defined in Schedule 2) for use in the ordinary course of business, provided that any such draws shall be deemed to be short-term debt for the purposes of calculating the Company's Working Capital.

PARENT PERMITTED ACTIONS:

None

                                       75

                                  SCHEDULE 5.2
         DIRECTORS AND OFFICERS OF PARENT, THE COMPANY AND UK SUBSIDIARY

PARENT OFFICERS AND DIRECTORS
Directors
---------

John Cline (in Class to stand for election in 2008) (designee of the Company)
Robert Brill (in Class to stand for election in 2008) (designee of the Company)
Peter Coker (in Class to stand for election in 2007) (designee of the Company)
Hans Lindroth (in Class to stand for election in 2006) (designee of the Company)
Donald Russell (in Class to stand for election in 2007) (designee of Parent)
Robert Moreyra (in Class to stand for election in 2006) (designee of Parent)
Harold Ewen (in Class to stand for election in 2008) (designee of Parent)

Officers
--------

John Cline, President & CEO
James W. Clark, Jr., VP Finance, Treasurer, Secretary & CFO

COMPANY OFFICERS AND DIRECTORS
Directors
---------

John Cline
James W. Clark, Jr.
Michael Harte
Donald Russell
Robert Moreyra

Officers
--------

John Cline, President & CEO
James W. Clark, Jr., VP Finance, Treasurer, Secretary & CFO
Michael Harte, VP Strategic Accounts
Craig Pyne, VP Sales & Marketing
Robert Sammis, VP & COO
Richard Piazza, VP R&D

UK SUBSIDIARY OFFICERS AND DIRECTORS
Directors                        Officers
---------                        --------

John Cline                       Pascal King, President & CEO
James W. Clark, Jr.              Rachael King, VP & COO
Pascal King                      Meg Edwards, Controller
Rachael King
Meg Edwards

                                       76

                                 SCHEDULE 6.2(m)
                               PARENT RESIGNATIONS

J. Patrick Michaels, Brad Gordon and Peter Collins will resign as directors of
Parent.

J. Patrick Michaels, Jr. will resign as Chairman and CEO of Parent.

Donald Russell will resign as Vice Chairman of Parent.

Robert Moreyra will resign as Executive Vice President of Parent.

Harold Ewen will resign as Special Advisor of Parent.

Brad Gordon will resign as Chief Financial Officer of Parent.

All of the above resignations will be effective as of the Closing Date.

                                       77

                                 SCHEDULE 6.3(m)
                              COMPANY RESIGNATIONS

Each of Fred F. Nazem, Hans Lindroth, Robert Brill, and Peter Coker shall resign from the Board of Directors of the Company effective as of the Closing Date.
Each of Mr. Lindroth, Mr. Brill and Mr. Coker shall become directors of Parent effective as of the Closing Date.

The officers of the Company shall remain unchanged as a result of the Closing.

                                       78